Exhibit 99.1

Tribune Publishing Announces Two New Board Members, Standstill Agreement with Alden Global Capital, LLC

CHICAGO, December 2, 2019 /PRNewswire/ — Tribune Publishing Company (NASDAQ: TPCO), one of the nation’s leading media companies, announced today the appointment of Dana Goldsmith Needleman and Christopher Minnetian to its Board of Directors, effective immediately. The Board size has been increased from six to eight members. Ms. Needleman and Mr. Minnetian are expected to stand for election at Tribune Publishing’s 2020 Annual Meeting of Stockholders.

Ms. Needleman and Mr. Minnetian are both representatives of funds affiliated with Alden Global Capital LLC, collectively Tribune Publishing’s largest shareholders, which combined own approximately 32% of Tribune Publishing’s shares outstanding.

“Tribune Publishing is pleased to add these two business professionals to our Board of Directors,” said David Dreier, Chairman of the Board. “The entire board believes that quality journalism is the company’s driving principle as we serve our communities and our shareholders. We look forward to working together to create new company successes.”

In addition, the funds affiliated with Alden Global Capital LLC have agreed to a standstill agreement that limits the ability of the Alden funds and their affiliates to increase their stake in the company through the second quarter of 2020. This agreement is consistent with other agreements executed between Tribune Publishing and other large shareholders. The full agreement will be included as an exhibit to a Current Report on Form 8-K filed by Tribune Publishing with the Securities Exchange Commission.

About Tribune Publishing

Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism. Headquartered in Chicago, Tribune Publishing operates local media businesses including the Chicago Tribune, New York Daily News, The Baltimore Sun, Orlando Sentinel, South Florida’s Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania and the Hartford Courant. In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews. Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

About Christopher Minnetian and Dana Goldsmith Needleman

Christopher Minnetian, age 50, has served as the president of Smith Management LLC, a family investment firm, since 2014. From 2001 to 2014, Mr. Minnetian was a Managing Director and the General Counsel of Ripplewood Holdings LLC, a private equity firm. Earlier in his career, Mr. Minnetian was an attorney at the law firm of Piper Rudnick LLP, where he was a member of the firm’s Corporate & Securities practice. Mr. Minnetian currently serves on the board of directors of MNG Enterprises, Inc., a Denver-based publishing company. Mr. Minnetian received an A.B. in economics from Columbia College, Columbia University and a J.D. from the Fordham University School of Law.

Dana Goldsmith Needleman, age 47, has served as a Principal of The Cogent Funds, a private real estate investment firm, since 2009. From 1999 to 2009, Ms. Goldsmith Needleman was at Cardinal Capital Partners, a sale-leaseback firm, serving as Managing Director from 2003 to 2009 and Vice President from 1999 to 2002. Ms. Goldsmith Needleman currently serves as a director of Fred’s Inc., a company operating discount general merchandise store chain, which was a public company until September 2019. Ms. Goldsmith Needleman holds a B.A. from Duke University and a J.D. from Boston University School of Law.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward- looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Investor Relations Contact:

Michael Ferreter

Tribune Publishing Investor Relations

312.222.3225

mferreter@tribpub.com

Media Contact:

Jeff Birnbaum

BGR Public Relations

202-661-6367

jbirnbaum@bgrpr.com